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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Bugaboo Creek Steak House, Inc.

     We consent to the use of our report included herein on the consolidated financial statements of Bugaboo Creek Steak House, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Providence, Rhode Island
July 12, 1996